UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive, Bridgeton, MO		63044
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2010, the United States District Court for the Eastern Missouri issued an order (the “Modification Order”) that modified the payment obligations of K-V Pharmaceutical Company (the “Company”) under the previous plea agreement, dated March 2, 2010 (the “Original Plea Agreement”), entered into among the Company, the Office of the United States Attorney for the Eastern District of Missouri and the Office of Consumer Litigation of the United States Department of Justice. The terms of the Original Plea Agreement were reported by the Company in its Current Report on Form 8-K filed March 3, 2010, which filing is incorporated by reference herein. Under the Modification Order, the period for payment of remaining amounts due under the Original Plea Agreement has been extended from July 11, 2012 to December 15, 2013. The Modification Order reduced the aggregate amount payable by the Company during fiscal 2011 fiscal year from $11,718,690 to $2,001,097, and the aggregate amount payable during fiscal 2012 from $9,374,954 to $3,008,806. Remaining payments aggregating $9,045,139 and $7,140,505 are due during fiscal 2013 and fiscal 2014, respectively.

Under the Modification Order, the Company will be obligated make the remaining payments in seven installments, as follows:

Payment Date	Payment Amount
December 15, 2010	$1,000,000
June 15, 2011	$1,001,097
December 15, 2011	$1,002,200
June 15, 2012	$2,006,606
December 15, 2012	$4,017,624
June 15, 2013	$5,027,515
December 15, 2013	$7,140,505

If the Company fails to make any of the required payments, all remaining payments will be accelerated and the entire unpaid amount will be due within ten business days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2010

K-V PHARMACEUTICAL COMPANY

By:	/S/ GREGORY J. DIVIS, JR.
Gregory J. Divis, Jr.
President and Chief Executive Officer